UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) January 24, 2023

BECTON, DICKINSON AND COMPANY
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

001-4802			22-0760120
(Commission File Number)			(IRS Employer Identification No.)

1 Becton Drive,	Franklin Lakes,	New Jersey	07417-1880
(Address of Principal Executive Offices)			(Zip Code)

(201)	847-6800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.00	BDX	New York Stock Exchange
Depositary Shares, each representing a 1/20th interest in a share of 6.00% Mandatory Convertible Preferred Stock, Series B	BDXB	New York Stock Exchange
1.900% Notes due December 15, 2026	BDX26	New York Stock Exchange
1.401% Notes due May 24, 2023	BDX23A	New York Stock Exchange
3.020% Notes due May 24, 2025	BDX25	New York Stock Exchange
0.632% Notes due June 4, 2023	BDX/23A	New York Stock Exchange
1.208% Notes due June 4, 2026	BDX/26A	New York Stock Exchange
1.213% Notes due February 12, 2036	BDX/36	New York Stock Exchange
0.000% Notes due August 13, 2023	BDX23B	New York Stock Exchange
0.034% Notes due August 13, 2025	BDX25A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2023 Annual Meeting of Shareholders (the "2023 Annual Meeting") of Becton, Dickinson and Company ("BD") held on January 24, 2023, BD's shareholders approved amendments to BD's 2004 Employee and Director Equity-Based Compensation Plan (the "2004 Plan") to 1) extend the term of the 2004 Plan to January 25, 2033, and 2) increase the number of shares available for awards under the 2004 Plan by 5,700,000 shares. A description of the terms of the 2004 Plan, as so amended, is contained under the caption "Proposal 5. Approval of amendments to 2004 employee and director equity-based compensation plan" in BD's proxy statement relating to the 2023 Annual Meeting. A copy of the 2004 Plan, as so amended, is attached hereto as Exhibit 10.1.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

BD held its 2023 Annual Meeting on January 24, 2023. The final voting results for each of the matters submitted to a vote of shareholders at the 2023 Annual Meeting are as follows:

Proposal No. 1: All of the Board of Directors’ nominees for director were elected to serve for a term of one year and until their respective successors are elected and qualified, by the votes set forth in the table below.

Nominee	For	Against	Abstain	Broker Non-Votes
William M. Brown	231,266,174	3,732,582	435,793	19,064,140
Catherine M. Burzik	226,247,622	8,793,868	393,059	19,064,140
Carrie L. Byington	233,853,824	1,205,243	375,482	19,064,140
R. Andrew Eckert	288,009,373	7,038,975	386,201	19,064,140
Claire M. Fraser	228,082,136	6,977,871	374,542	19,064,140
Jeffrey W. Henderson	204,907,982	30,146,660	379,907	19,064,140
Christopher Jones	210,662,735	21,434,178	3,337,637	19,064,140
Marshall O. Larsen	217,138,495	17,830,923	465,130	19,064,140
Thomas E. Polen	218,270,252	16,259,226	905,071	19,064,140
Timothy M. Ring	233,807,493	1,190,693	436,364	19,064,140
Bertram L. Scott	206,532,753	28,475,873	425,923	19,064,140

Proposal No. 2: The appointment of Ernst & Young as BD’s independent registered public accounting firm for fiscal year 2023 was ratified by the shareholders by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
239,584,526	14,329,206	584,958	N/A

Proposal No. 3: The shareholders approved, on an advisory, non-binding basis, the compensation of BD’s named executive officers by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
218,048,059	16,612,567	773,923	19,064,140

Proposal No. 4: The shareholders approved, on an advisory, non-binding basis, annual advisory votes on named executive officer compensation by the votes set forth in the table below. Based on the results of this vote, BD will continue to hold advisory votes on named executive officer compensation on an annual basis.

1 year	2 year	3 years	Abstain	Broker Non-Votes
231,053,264	278,766	3,433,041	669,466	19,064,140

Proposal No. 5: The shareholders approved amendments to BD's 2004 Employee and Directors Equity Plan by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
224,624,696	9,756,367	1,053,486	19,064,140

Proposal No. 6: The shareholder proposal to require prior shareholder approval of certain termination payments passed by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
144,610,991	89,930,640	892,919	19,064,140

ITEM  9.01    FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 10.1    2004 Employee and Director Equity-Based Compensation Plan, as amended and restated
as of January 24, 2023
Exhibit 104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY
(Registrant)

By:	/s/ Gary DeFazio
Gary DeFazio
Senior Vice President and Corporate Secretary
Date: January 30, 2023